UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2018

HANCOCK PARK CORPORATE INCOME, INC.
(Exact name of Registrant as specified in its charter)

Maryland	814-01185	81-0850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01	Entry into a Material Definitive Agreement.
Senior Secured Revolving Credit Facility

On September 12, 2018, Hancock Park Corporate Income, Inc., a Maryland corporation (the “Company”), as borrower, entered into a Business Loan Agreement (“BLA”) with Pacific Western Bank, as lender, to provide the Company with a $10.0 million senior secured revolving credit facility (“PWB Credit Facility”), with maximum availability equal to 35% of the aggregate outstanding principal amount of eligible loans included in the borrowing base and otherwise specified in the BLA. The PWB Credit Facility matures on September 12, 2019. Advances under the facility will bear interest at a variable rate calculated as prime plus a 0.75% margin, with a 5.75% floor, and includes an unused commitment fee, payable monthly in arrears, equal to 0.50% per annum on any unused portion in excess of $3.0 million. In connection with the PWB Credit Facility, the Company paid a $50,000 up front fee (0.50%), plus $500 documentation fee and estimated closing expenses of $15,000.

The BLA contains customary terms and conditions, including, without limitation, affirmative and negative covenants, such as information reporting requirements, a minimum tangible net asset value, a minimum quarterly net investment income after incentive fees, and a statutory asset coverage test. The BLA also contains customary events of default, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other indebtedness, bankruptcy, change in investment advisor, and the occurrence of a material adverse change in the company’s financial condition.

The foregoing description of the PWB Credit Facility is not complete and is qualified in its entirety by the full text of the BLA by and between the Company and Pacific Western Bank dated September 12, 2018 and the Promissory Note issued by the Company in favor of Pacific Western Bank, which are filed as exhibits to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Business Loan Agreement between Hancock Park Corporate Income, Inc. and Pacific Western Bank dated September 12, 2018.
10.2	Promissory Note of Hancock Park Corporate Income, Inc. in favor of Pacific Western Bank dated September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hancock Park Corporate Income, Inc.
Date: September 13, 2018	By:	/s/ Bilal Rashid
Chief Executive Officer